Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UMB Financial Corporation

(Exact name of registrant as specified in its charter)

Missouri	43-0903811
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1010 Grand Boulevard

Kansas City, Missouri 64106

(816) 860-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dennis R. Rilinger

Executive Vice President and General Counsel

1010 Grand Boulevard

Kansas City, Missouri 64106

(816) 860-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Victoria R. Westerhaus

Craig L. Evans

Stinson Morrison Hecker LLP

1201 Walnut, Suite 2900

Kansas City, Missouri 64106

(816) 842-8600

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered/ Proposed Maximum Offering Price per Unit/Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (Par Value $1.00 Per Share)	(2)	$0(2)
Preferred Stock (Par Value $0.01 Per Share)
Depositary shares representing preferred stock (Par Value $0.01 Per Share) (3)
Warrants
Debt securities

(1)	The securities covered by this registration statement may be sold or otherwise distributed separately or together. This registration statement covers offers, sales and other distributions of the securities listed in this table from time to time at prices to be determined, as well as preferred stock distributable upon the termination of a deposit arrangement for depositary shares so offered or sold, common stock issuable upon the exchange or conversion of preferred stock, convertible debt securities or depositary shares representing an interest in preferred stock so offered or sold that are exchangeable for or convertible into common stock and common stock, preferred stock, depositary shares, or debt securities upon the exercise of warrants so offered, sold or distributed. This registration statement also covers preferred stock, depositary shares, common stock, debt securities and warrants that may be offered or sold under delayed delivery contracts pursuant to which the counterparty may be required to purchase such securities, as well as such contracts themselves. Such contracts would be issued with the specific securities to which they relate.
(2)	An unspecified indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at unspecified indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all the registration fees and will pay such fees on a pay-as-you-go basis.
(3)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share of preferred stock or multiple shares of preferred stock and will be evidenced by a depositary receipt.

PROSPECTUS

UMB Financial Corporation

Common Stock, Preferred Stock, Depositary Shares, Warrants and Debt Securities

We may offer, from time to time, in one or more offerings, together or separately, in one or more series or classes and in amounts, at prices and on terms that we will determine at the time of offering:

•	shares of common stock;

•	shares of preferred stock;

•	depositary shares representing preferred stock;

•	warrants; or

•	debt securities which may be either senior debt securities or subordinated debt securities.

We refer to the common stock, preferred stock, depositary shares, warrants and debt securities collectively as the “securities” in this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide the specific terms of these securities in supplements to this prospectus or other offering materials. You should read this prospectus, the applicable prospectus supplement and other applicable offering materials carefully before you invest.

The securities may be sold directly or to or through one or more agents, underwriters or dealers or through a combination of these methods on a continuous or delayed basis. If any agent, dealer or underwriter is involved in selling the securities, its name, the applicable purchase price, fee, commission or discount arrangement, and the net proceeds to us from the sale of the securities will be described in a prospectus supplement or other offering materials. This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on The NASDAQ Global Select Market under the symbol “UMBF”. The last reported sale price of our common stock on the NASDAQ on April 18, 2013 was $46.72 per share.

Investing in these securities involves certain risks. See the “Risk Factors” section on page 4 of this prospectus. Before buying our securities, you should read and consider the risk factors included in our periodic reports, in the prospectus supplements or any offering material relating to any specific offering, and in other information that we file with the Securities and Exchange Commission which is incorporated by reference in this prospectus. See “Where You Can Find More Information.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our principal executive office is located at 1010 Grand Boulevard, Kansas City, Missouri 64106, and the telephone number is (816) 860-7000.

The date of this prospectus is April 23, 2013.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement (No. 333-             ) that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement or other offering materials that contain specific information about the terms of the offering and the securities offered. The prospectus supplement or other offering materials also may add to, update or change information provided in this prospectus. You should read this prospectus, the applicable prospectus supplement, the other applicable offering materials and the other information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” prior to investing.

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable supplement to this prospectus or any other applicable offering materials. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus or any other applicable offering materials as if we had authorized it. This prospectus, any applicable prospectus supplement and any other applicable offering materials do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor does this prospectus, any accompanying prospectus supplement or any other applicable offering materials constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, the accompanying prospectus supplement or any other offering materials is accurate only as of the date on their respective covers, and you should assume that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus, any accompanying prospectus supplement or any other applicable offering materials is accurate only as of the date that document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires or as otherwise indicated, when we refer to “UMB,” the “Company,” “we,” “us” or “our” in this prospectus or when we otherwise refer to ourselves in this prospectus, we mean UMB Financial Corporation and its subsidiaries. The term “you” refers to a prospective investor.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus or information we later file with the SEC, modifies or replaces that information.

The documents listed below have been filed by us under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (File No. 000-04887) and are incorporated by reference in this prospectus:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2012 (including, if applicable, information specifically incorporated by reference into our Form 10-K from our definitive proxy statement and annual report to stockholders).

2.	Our Current Reports on Form 8-K filed on February 15, 2013, and April 10, 2013.

3.	The description of our common stock included in Amendment No. 1 on Form 8 to our General Form for Registration of Securities on Form 10 dated March 5, 1993, including any amendments and reports filed for the purpose of updating such description.

In addition, all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that is deemed to have been “furnished” and not “filed” with the SEC) after the date of this prospectus and prior to the termination of the offering of the securities covered by this prospectus are incorporated by reference herein.

To obtain a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) please contact us at the following address or telephone number:

UMB Financial Corporation

Attn: Corporate Secretary

1010 Grand Boulevard

Kansas City, Missouri 64106

(816) 860-7000

Our SEC filings also are available on our Internet website at www.umb.com. Information other than SEC filings on our website is not, and you must not consider the information to be, a part of or incorporated by reference into this prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, this prospectus and our reports filed under the Exchange Act and incorporated by reference in this prospectus and other offering materials and documents deemed to be incorporated by reference herein or therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, such as those pertaining to our acquisition or disposition of properties, our capital resources, future expenditures for development projects and our results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” or other comparable terms, or by discussions of strategy, plans or intentions. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise.

Factors that could materially and adversely affect us include, but are not limited to, the factors listed below:

•	Changes in interest rates could affect our results of operations;

•	General economic conditions could materially impair our customers’ ability to repay loans, harm operating results and reduce the volume of new loans;

•

General economic conditions, such as a stock market decline, could materially impair the number of investors in the equity and bond markets, the level of assets under management and the demand for other fee-based services;

•	We are subject to extensive regulation in the jurisdictions in which we conduct business;

•	Reliance on systems, employees and certain counterparties, and certain failures, including as a result of cyber attacks, could adversely affect our operations;

•	If we do not successfully handle issues that may arise in the conduct of our business and operations, our reputation could be damaged, which could in turn negatively affect our business;

•	We face strong competition from other financial services firms, which could lead to pricing pressures that could materially adversely affect our revenue and profitability;

•	Our framework for managing risks may not be effective in mitigating risk and loss to us;

•	Liquidity is essential to our business and we rely on the securities market and other external sources to finance a significant portion of our operations;

•	Inability to hire or retain qualified employees could adversely affect our performance;

•	Changes in accounting standards could impact our reported earnings; and

•	We are subject to a variety of litigation which may affect our business, operating results and reputation.

You should consider the risks described in the “Risk Factors” section of our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q, in evaluating any forward-looking statements included or incorporated by reference in this prospectus.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus whether as a result of new information, future events or otherwise. In light of the factors referred to above, the future events discussed or incorporated by reference in this prospectus may not occur and actual results, performance or achievements could differ materially from those anticipated or implied in the forward-looking statements.

RISK FACTORS

An investment in our securities involves certain risks. Before buying our securities, you should read and consider the risk factors included in our periodic reports, in the prospectus supplements or any offering material relating to any specific offering, and in other information that we file with the SEC which is incorporated by reference in this prospectus. See “Where You Can Find More Information.”

THE COMPANY

UMB was organized as a corporation in 1967 under Missouri law for the purpose of becoming a bank holding company registered under the Bank Holding Company Act of 1956. In 2001, UMB elected to become a financial holding company under the Gramm-Leach-Bliley Act of 1999. The Company owns all of the outstanding stock of one commercial bank and 21 other subsidiaries.

The commercial bank is engaged in general commercial banking business. The subsidiary bank, UMB Bank, n.a. (the “Bank”), whose principal office is in Missouri, also has branches in Arizona, Colorado, Illinois, Kansas, Nebraska and Oklahoma. The Bank offers a full range of banking services to commercial, retail, government and correspondent bank customers. In addition to standard banking functions, the Bank provides commercial and retail banking services including investment and cash management services and a full range of trust activities for individuals, estates, business corporations, governmental bodies and public authorities. The Company formerly had four subsidiary banks, UMB Bank, n.a., UMB Bank Colorado, n.a., UMB National Bank of America, n.a., and UMB Bank Arizona, n.a. These subsidiary banks were merged into the lead subsidiary bank, UMB Bank, n.a., effective on December 31, 2012.

The significant non-banking subsidiaries of the Company include mutual fund and alternative investment services groups, single-purpose companies that deal with brokerage services and insurance and registered investment advisors offering equity and fixed income investment strategies for institutions and individual investors. The Company’s products and services are grouped into four segments, Bank, Payment Solutions, Institutional Investment Management, and Asset Servicing.

UMB Fund Services, Inc., located in Milwaukee, Wisconsin, Kansas City, Missouri and Boston, Massachusetts, provides fund accounting, transfer agent, and other services to mutual fund groups. In addition, JD Clark & Co., Inc., a subsidiary of UMB Fund Services, Inc., located in Ogden, Utah and Media, Pennsylvania provides similar services to alternative investment groups.

Scout Investments, Inc. is an institutional asset management company located in Kansas City, Missouri. Scout Investments, Inc. offers domestic and international equity investments through its Scout Asset Management Division and fixed income investments through its Reams Asset Management Division.

Prairie Capital Management, LLC, headquartered in Kansas City, Missouri, is a wealth management consulting firm and serves as investment manager to proprietary pooled investment vehicles, including traditional diversified equity funds, hedge funds, and private equity funds. Prairie Capital has branch offices in Illinois, Colorado, and Pennsylvania.

Our executive offices are located at 1010 Grand Boulevard, Kansas City, Missouri 64106. Our telephone number is (816) 860-7000.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other applicable offering materials, UMB intends to use the net proceeds from any sale of common stock, preferred stock, depositary shares, warrants or debt securities under this prospectus for general business purposes. Further details relating to the use of net proceeds from any specific offering will be described in the applicable prospectus supplement or other applicable offering materials.

RATIO OF EARNINGS TO FIXED CHARGES

The table below presents our ratio of earnings to fixed charges. The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, “earnings” is the sum of income from continuing operations plus fixed charge. “Fixed charges” consist of total interest expense, including and excluding interest on deposits. During these periods, we had no outstanding shares of preferred stock. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends for the years ended December 31, 2012, 2011, 2010, 2009 and 2008 is not different from the ratio of earnings to fixed charges for those periods. The ratios are based solely on historical financial information and no pro forma adjustments have been made.

Years Ended December 31	2012	2011	2010	2009	2008
Ratio of earning to fixed charges:
Excluding interest on deposits	77.9x	72.3x	52.8x	37.4x	7.0x
Including interest on deposits	9.7x	6.5x	4.5x	3.3x	2.2x

DESCRIPTION OF CAPITAL STOCK

The following description of capital stock is only a summary and is subject to, and qualified in its entirety by reference to, the provisions governing such shares contained in our Articles of Incorporation and Bylaws, copies of which we have previously filed with the SEC. Because it is a summary, it does not contain all of the information that may be important to you. See “Where You Can Find More Information” for information about how to obtain copies of the Articles of Incorporation and Bylaws. This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials.

Our Articles of Incorporation authorize us to issue up to 80,000,000 shares of common stock, par value $1.00 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. At April 18, 2013, approximately 40,530,460 shares of common stock were outstanding. As of the date of this prospectus, no class or series of preferred stock has been established.

Common stock

The holders of our common stock are entitled to receive such dividends as our board of directors may from time to time declare, subject to any rights of the holders of our preferred stock. Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or otherwise transfer funds to us.

Except as otherwise provided by law, the holders of our common stock have the exclusive right to vote for all general purposes and for the election of directors through cumulative voting. This means each shareholder has a total vote equal to the number of shares they own multiplied by the number of directors to be elected. These votes may be divided among all nominees equally or may be voted for one or more of the nominees either in equal or unequal amounts. The nominees with the highest number of votes are elected; provided, however, that our Board of Directors has adopted a policy providing that if, in the case of an uncontested election of our directors, a nominee receives a greater number of votes “withheld” than “for” his or her election, then he or she must promptly tender his or her offer of resignation to the Board of Directors, and that such resignation would become effective only if (and at such time as) the Board accepts it.

In the event of any dissolution or liquidation of the Company, after there shall have been paid to or set aside for the holders of shares of outstanding Preferred Stock, if any, the full preferential amounts to which they are entitled, the holders of outstanding shares of common stock shall be entitled to receive pro rata, according to the number of shares held by each, the remaining assets available for distribution.

Unless otherwise indicated in the applicable prospectus supplement or other applicable offering materials, all shares of common stock to be issued from time to time under this prospectus will be fully paid and nonassessable. The holders of our common stock are not entitled to any preemptive or preferential rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Our common stock does not contain any redemption provisions or conversion rights.

Computershare Trust Company, N.A. acts as transfer agent and registrar for our common stock.

The common stock of UMB Financial Corporation is listed on The NASDAQ Global Select Market under the symbol “UMBF.”

Preferred Stock

Our Articles of Incorporation authorize our Board of Directors to issue shares of preferred stock in series, and by compliance with the applicable law of Missouri, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of our Board of Directors with respect to each series includes, but not be limited to, determination of the following:

•

The number of shares to constitute such series (which number may at any time, or from time to time, be increased or decreased by the Board of Directors, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the Board of Directors shall have otherwise provided in creating such series) and the distinctive designation thereof;

•

The dividend rate on the shares of such series, whether or not dividends on the shares of such series will be cumulative, and the date or dates, if any, from which dividends thereon will be cumulative;

•

Whether or not the shares of such series will be redeemable, and, if redeemable, the date or dates upon or after which they will be redeemable, the amount per share payable thereon in the case of the redemption (which amount will be, in the case of each share, not less than its preference upon involuntary liquidation, plus an amount equal to all dividends thereon accrued and unpaid, whether or not earned or declared and which amount may vary at different redemption dates or otherwise as permitted by law) and whether such series may be redeemed for cash, property or rights, including our securities or securities of another corporation;

•

The right, if any, of holders of such series to convert the same into, or exchange the same for, common stock or other securities, and the terms and conditions of such conversion or exchange, as well as any provisions for adjustment of the conversion rate in such events as the Board of Directors will determine;

•	Whether the holders of shares of such series will have voting power, in addition to the voting powers provided by law, and if such additional voting power is established, to fix the extent thereof;

•	Whether such series will have a sinking fund for the redemption or repurchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•

The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

•

Any other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series; provided, however, that the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, so fixed by the Board of Directors will not conflict with the Articles of Incorporation or with the resolution or resolutions adopted by the Board of Directors, as hereinabove provided, providing for the issue of any series of preferred stock for which there are then shares outstanding.

The issuance of preferred stock, or the issuance of any rights or warrants to purchase preferred stock, could discourage an unsolicited acquisition proposal. In addition, the rights of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that we may issue in the future.

Unless otherwise indicated in the applicable prospectus supplement or other applicable offering materials, all shares of preferred stock to be issued from time to time under this prospectus will be fully paid and nonassessable.

The applicable prospectus supplement or other applicable offering materials will describe the specific terms as to each issuance of preferred stock, including:

•	the description or designation of the preferred stock;

•	the number of shares of preferred stock offered;

•	the voting rights, if any, of the holders of shares of preferred stock;

•	the offering price of the preferred stock;

•	whether dividends will be cumulative and, if so, the dividend rate, when dividends will be paid, or the method of determining the dividend rate if it is based on a formula or not otherwise fixed;

•	the date from which dividends on the preferred stock will accumulate;

•	the provisions for any auctioning or remarketing, if any, of the preferred stock;

•	the provision, if any, for redemption or a sinking fund;

•	the liquidation preference per share of preferred stock;

•	any listing of the preferred stock on a securities exchange;

•

whether the preferred stock will be convertible or exchangeable and, if so, the security into which they are convertible or exchangeable and the terms and conditions of conversion or exchange, including the conversion price or exchange ratio or the manner of determining it;

•	whether interests in the preferred stock will be represented by depositary shares as more fully described below under “Description of Depositary Shares”;

•	a discussion of material U.S. federal income tax considerations;

•	the relative ranking and preferences of the preferred stock as to dividend and liquidation rights;

•	any limitations on issuance of any preferred stock ranking senior to or on a parity as to dividend and liquidation rights with the series of preferred stock being offered; and

•	any other specific preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the preferred stock.

As described under “Description of Depositary Shares,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share or multiple shares of the particular series of the preferred stock issued and deposited with a depositary. The applicable prospectus supplement or other applicable offering materials will specify that fractional interest.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with the additional information we include in any applicable prospectus supplement or other applicable offering materials, summarizes the general provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares that we may offer under this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. For more information, you should read the form of deposit agreement and depositary receipts which we will file as exhibits to the registration statement of which this prospectus is part prior to an offering of depositary shares. While the terms we have summarized below will apply generally to any depositary shares we may offer, you should also read the applicable prospectus supplement or other applicable offering materials which will describe the particular terms of any depositary shares that we may offer in more detail. See “Where You Can Find More Information.” This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials and by the terms of the applicable final deposit agreement and depositary receipts.

General

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share or multiple shares of preferred stock of a specified series (including dividends, voting, redemption and other liquidation rights). The applicable fraction will be specified in a prospectus supplement. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement or other offering materials relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the dividend, voting, conversion, redemption, liquidation and other rights and preferences of the preferred stock represented by those depositary shares.

Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the applicable deposit agreement, a holder of depositary shares will be entitled to receive the preferred stock underlying the surrendered depositary receipts. The applicable prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

Dividends

A depositary will be required to distribute all cash dividends received in respect of the applicable preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.

If the dividend is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Depositary shares that represent preferred stock converted or exchanged will not be entitled to dividends. The deposit agreement also will contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred stock will be made available to holders of depositary shares. All dividends will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Shares of Preferred Stock

You may receive the number of whole shares of your series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, unless previously called for redemption. Partial shares of preferred stock will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole preferred stock you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred stock, you will not be entitled to re-deposit those shares of preferred stock under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Redemption of Depositary Shares

If we redeem a series of the preferred stock underlying the depositary shares, the depositary will redeem those shares from the proceeds received by it. The depositary will mail notice of redemption not less than 30 days, and not more than 60 days, before the date fixed for redemption to the record holders of the depositary receipts evidencing the depositary shares we are redeeming at their addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. The redemption date for depositary shares will be the same as that of the preferred stock. If we are redeeming less than all of the depositary shares, we and the depositary will select the depositary shares we are redeeming on as nearly a pro rata basis as is practicable without creating fractional shares.

After the date fixed for redemption, the depositary shares called for redemption no longer will be deemed outstanding. All dividends will cease to accrue and all rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except for the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Shares of Preferred Stock

Upon receipt of notice of any meeting at which the holders of the applicable preferred stock are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder’s depositary shares. The depositary will try, as practical, to vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to do so.

If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out an instruction to vote or for the effect of any such vote made so long as the action or inaction of the depositary is in good faith and is not the result of the depositary’s gross negligence or willful misconduct.

Liquidation Preference

Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares, as shown in the applicable prospectus supplement or other applicable offering materials.

Conversion or Exchange of Shares of Preferred Stock

The depositary shares will not themselves be convertible into or exchangeable for common stock, preferred stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement or other applicable offering materials, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion or exchange of the preferred stock represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement or other applicable offering materials, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred stock represented by the depositary shares into our debt securities. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred stock to effect the conversion or exchange. If you are converting or exchanging only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted or unexchanged depositary shares.

U.S. Federal Income Tax Consequences Relating to Depositary Shares

As an owner of depositary shares, you will be treated for U.S. federal income tax purposes as if you were an owner of the series of preferred stock represented by the depositary shares. Therefore, you will be required to take into account, for U.S. federal income tax purposes, income and deductions to which you would be entitled if you were a holder of the underlying series of preferred stock. In addition:

•	no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares provided in the deposit agreement;

•

the tax basis of each share of preferred stock to you as an exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged for the preferred stock; and

•

if you held the depositary shares as a capital asset at the time of the exchange for preferred stock, the holding period for the preferred stock will include the period during which you owned the depositary shares.

Amendment and Termination of a Deposit Agreement

We and the applicable depositary will be permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that materially and adversely affects the rights of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

Any deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if a majority of each series of preferred stock affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

•	all depositary shares or related shares of preferred stock have been redeemed;

•

there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred stock; or

•	each related share of preferred stock shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred stock and any redemption of preferred stock. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal.

Miscellaneous

A depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related preferred stock. Holders of depositary receipts will be able to inspect the transfer books of the depositary and the list of holders of depositary receipts upon reasonable notice.

Neither a depositary nor the Company will be liable if it is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred stock unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

If a depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement or other applicable offering materials, summarizes the general terms and provisions of the warrants that we may offer under this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. For more information, you should read the forms of warrants and the warrant agreement which we will file as exhibits to the registration statement of which this prospectus is part. While the terms we have summarized below will apply generally to any warrants we may offer, you should also read in the applicable prospectus supplement or other applicable offering materials which will describe the particular terms of any warrants that we may offer in more detail. See “Where You Can Find More Information.” This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials and the terms of the applicable final warrants and warrant agreement.

We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, common stock, preferred stock, depositary shares, warrants or debt securities. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the forms of warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants.

In the case of each series of warrants, the applicable prospectus supplement or other applicable offering materials will describe the terms of the warrants being offered thereby. These may include the following, if applicable:

•	the title of the warrants;

•	the offering price for the warrants;

•	the aggregate number of the warrants;

•	the designation and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date after which the warrants and any securities issued with them will be separately transferable;

•	the number or amount of securities that may be purchased upon exercise of a warrant and the price at which the securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures;

•	anti-dilution provisions of the warrants, if any;

•	a discussion of material U.S. federal income tax considerations;

•	redemption, repurchase or analogous provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement or other applicable offering materials. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended thereby. The prospectus supplement or other offering materials applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price, and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or other applicable offering materials, summarizes the general terms and provisions of the debt securities that we may offer under this prospectus. Because it is a summary, it does not contain all information that may be important to you. For more information, you should read the forms of indentures we have filed as exhibits to the registration statement of which this prospectus is a part. While the terms we have summarized below will apply generally to any future debt securities we may offer, you should also read the applicable prospectus supplement or other offering materials which will describe the particular terms of any debt securities that we may offer in more detail. This summary is also subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials and by the terms of the applicable final indenture, applicable indenture supplement and debt security. See “Where You Can Find More Information.”

General

The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of the Company, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities that we may issue will be issued under one or more separate indentures between us and a trustee to be named in the related prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together the senior indenture and the subordinated indenture are called “indentures” and each an “indenture”. We have filed the forms of the indentures as exhibits to the registration statement of which this prospectus is a part. If we enter into any indenture supplement, we will file a copy of that supplement with the SEC.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be our direct obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to certain of our debt, as described in the subordinated securities themselves or under the supplemental indenture under which they are issued. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.

We conduct a significant portion of our operations through our subsidiaries. Therefore, holders of debt securities will have a position junior to the prior claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders, and any preferred stockholders, except to the extent that we may ourselves be a creditor with recognized and unsubordinated claims against any subsidiary. Our ability to pay principal of and premium, if any, and interest on any debt securities is, to a large extent, dependent upon the payment to us of dividends, distributions, interest or other charges by our subsidiaries. Our commercial bank subsidiaries are subject to regulatory restrictions with respect to payment of dividends.

The following description is a summary of the material provisions of the forms of indentures. It does not restate the indentures in their entireties. The indentures are governed by the Trust Indenture Act of 1939. The terms of the debt securities include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act. We urge you to read the indentures because they, and not this description, define your rights as a holder of the debt securities. The following description is subject to and qualified by reference to the terms of the final indentures and any supplement thereto.

Information You Will Find in the Prospectus Supplement or Other Offering Materials

The indentures provide that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. The indentures do not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement or other offering materials for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

•	the issue price of the debt securities of the series;

•	the title and denominations of the debt securities of the series;

•	the aggregate principal amount and any limit on the aggregate principal amount of the debt securities of the series;

•

the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable, the amount or amounts of such payments or principal and premium, if any, or the method of determination thereof;

•	the amount payable upon maturity or upon acceleration;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;

•	any limits on ownership or transferability;

•	the person to whom such interest will be payable, if other than the person in whose name the debt securities are registered;

•	the dates from which such interest shall accrue or the method by which such dates shall be determined and the basis upon which interest shall be calculated;

•

the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payment periods;

•

the place or places where the principal of and any premium and interest on the series of debt securities will be payable, or where the debt securities may be surrendered for conversion, transfer or exchange;

•	the place or places where notices or demands to or upon the Company in respect of the debt securities and the indentures may be served;

•	the terms and conditions, if any, upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•

our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;

•

the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

•

if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index, formula or other method, the manner in which such amounts will be determined;

•

if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;

•	any additional amounts payable in respect of taxes or government charges or assessments;

•	the extent to which the debt securities of the series, in whole or any specified part, shall be defeasible pursuant to the indenture and the terms and conditions of such defeasance;

•

the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto;

•	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

•	the covenants and events of default if different from or in addition to those described in this prospectus;

•	any addition to or change in the events of default with respect to the debt securities of the series;

•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;

•	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;

•	the subordination, if any, of the debt securities of the series and terms of the subordination;

•	whether our subsidiaries will provide guarantees of the debt securities, and the terms of any subordination of such guarantee;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of such events as may be specified;

•	whether we will issue the debt securities in certificate or book entry form;

•

whether such debt securities shall be issuable in registered form or bearer form, and if in registered form, the denomination if other than in even multiples of $1,000, and any restrictions applicable to the offering, sale or delivery of bearer debt securities;

•	the forms of the debt securities of the series;

•	the terms, if any, which may be related to warrants, options, or other rights to purchase securities issued by the Company in connection with debt securities of the series;

•	whether the debt securities will be governed by, and the extent to which the debt securities will be governed by, any law other than the laws of the State of New York; and

•	any other terms of the debt securities of the series which are not prohibited by the indenture.

Subordination

We will describe in the applicable prospectus supplement or other offering materials the terms and conditions, if any, upon which any series of subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

•	the indebtedness ranking senior to the debt securities being offered;

•	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

•	provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Interest Rate

Debt securities that bear interest will do so at a fixed rate or a floating rate.

Original Issue Discount

One or more series of debt securities offered by this prospectus may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The material U.S. federal income tax consequences and special considerations applicable to any series of debt securities generally will be described in the applicable prospectus supplement or other applicable offering materials.

Registered Global Securities

We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depositary or with a nominee for a depositary identified in the prospectus supplement or other offering materials relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless otherwise specified in the applicable prospectus supplement or other applicable offering materials, unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

•	by the depositary for the registered global security to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; and

•	by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement or other offering materials relating to a series of debt securities will describe the specific terms of the depositary arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depositary arrangements.

Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depositary. These persons are referred to as “participants.” Any underwriters, agents or debtors participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depositary for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, the depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, or in the applicable supplemental indenture, owners of beneficial interests in a registered global security:

•	may not have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

•	will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

Payment of Interest on and Principal of Registered Global Securities

Unless otherwise specified in the applicable prospectus supplement or other applicable offering materials, we will make payments of principal, premium, if any, interest on and additional amounts with respect to debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owner of the registered global security. None of the Company, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

•	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

•	maintaining, supervising, or reviewing any records relating to beneficial ownership interests;

•	the payments to beneficial owners of the global security of amounts paid to the depositary or its nominee; or

•	any other matter relating to the actions and practices of the depositary, its nominee or any of its participants.

Generally, a depositary, upon receipt of any payment of principal, premium, interest on or additional amounts with respect to the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depositary’s records. Generally, payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.

Exchange of Registered Global Securities

We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:

•

the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act; and

•	we do not appoint a successor depositary within 90 days.

In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.

Covenants by the Company

The indentures include covenants by us, including among other things that (i) we will make all payments of principal and interest at the times and places required and (ii) we will do or cause to be done all things necessary to preserve and keep in full force our existence, subject to certain terms as generally described under “—Mergers, Consolidations and Certain Sales of Assets”. The board resolution or supplemental indenture establishing each series of debt securities may contain additional covenants, including covenants which could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.

The indentures contain no covenant or provision which affords debt holders protection in the event of a highly leveraged transaction.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement or other applicable offering materials, the following will be events of default under the indentures with respect to each series of debt securities issued under the indentures:

•	failure to pay when due any interest on or additional amounts with respect to any debt security of that series, continued for 30 days;

•	failure to pay when due the principal of, or premium, if any, on, any debt security of that series at its maturity;

•	default in the payment of any sinking fund installment with respect to any debt security of that series when due and payable, continued for 30 days;

•

failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 60 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of a series to which the covenant or agreement relates;

•	certain events of bankruptcy, insolvency or similar proceedings affecting us; and

•	any other event of default specified in any supplemental indenture under which such series of debt securities is issued.

Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of at least a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured, waived or otherwise remedied.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium, if any, interest on or any additional amounts with respect to such debt securities) if it considers such withholding of notice to be in the best interests of the holders.

No holder of any debt securities of any series will have any right to institute any proceeding with respect to the applicable indenture or for any remedy under such indenture, unless:

•	an event of default with respect to such series shall have occurred and be continuing and such holder shall have previously given to the trustee written notice of such continuing event of default;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee;

•

the trustee shall not have received from the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request; and

•	the trustee shall have failed to institute such proceeding within 60 days of the receipt of the request and offer of indemnity.

However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, interest on or any additional amounts with respect to such debt security on or after the respective due dates expressed in such debt security.

Modification of the Indentures

We and the applicable trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indentures, among other things to:

•	add additional obligors on, guarantees to or secure any series of debt securities;

•

evidence the succession of another person pursuant to the provisions of the indentures relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants and obligations or those of any guarantor;

•	surrender any right or power conferred upon us under the indentures or to add to our covenants for the protection of the holders of all or any series of debt securities;

•	add any additional events of default for the benefit of the holders of any one or more series of debt securities;

•

add to or change any of the provisions of the indentures to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, or to permit or facilitate the issuance of debt securities in global form or uncertificated form;

•

add to, change or eliminate any of the provisions of the indentures in respect of one or more series of debt securities, provided that any such addition, change or elimination (a) shall neither (1) apply to any outstanding debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision, or (2) modify the rights of any holder of any outstanding debt security with respect to such provision, or (b) shall become effective when there is no debt security then outstanding;

•	correct or supplement any provision which may be defective or inconsistent with any other provision or to cure any ambiguity or omission or to correct any mistake;

•

make any other provisions with respect to matters or questions arising under the indentures, provided such action shall not materially adversely affect the rights of any holder of debt securities of any series;

•	evidence and provide for the acceptance of appointment by a successor or separate trustee; or

•	establish the form or terms of debt securities of any series and to make any change that does not materially adversely affect the rights of any holder of debt securities.

With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indentures or modifying in any manner the rights of the holders of debt securities of each such series.

Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

•

change the maturity of the principal of or any installment of principal of, or the date fixed for payment of interest on, any additional amounts or any sinking fund payment with respect to, any debt securities;

•	reduce the principal amount of any debt securities or the rate of interest on or any additional amounts with respect to any debt securities;

•	change the place of payment or the currency in which any debt securities are payable;

•	impair the right of the holders to institute a proceeding for the enforcement of any right to payment on or after maturity; or

•	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture or any waiver provided in the indenture.

Unless otherwise provided in a supplemental indenture with respect to any series of debt securities, under the indenture, the holders of at least a majority of the principal amount of debt securities of each series may, on behalf of that series:

•	waive compliance by the Company of certain restrictive covenants of the indenture; and

•	waive any past default under the indenture, except

•	a default in the payment of principal of or any premium or interest, or any additional amounts with respect to such series; or

•	a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holder of each outstanding debt security affected.

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other actions thereunder or whether a quorum is present at a meeting of holders of debt securities:

•

the principal amount of an original issue discount security which shall be deemed to be outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the maturity thereof or as otherwise contemplated by the indenture;

•

the principal amount of a security denominated in one or more non-U.S. dollar currencies or currency units which shall be deemed to be outstanding shall be the U.S. dollar equivalent, determined as of such date, of the principal amount of such security (or, in the case of an original issue discount security, of the U.S. dollar equivalent, determined as of such date of the amount determined as provided in the subparagraph immediately above), or as otherwise contemplated by the indenture; and

•	securities owned by the Company or any other obligor upon the securities or any of the Company’s subsidiaries or of such other obligor shall be disregarded.

Satisfaction and Discharge of the Indenture; Defeasance

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the applicable indenture and such indenture shall generally cease to be of any further effect with respect to that series of debt securities if (i) we have delivered to the trustee for cancellation all debt securities of that series or (ii) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption the principal, interest and any premium on all such debt securities to the stated maturity or redemption date.

In addition, to the extent set forth in a supplemental indenture with respect to a series of debt securities, we may have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we have and exercise a legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we have and exercise a covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

To the extent set forth in a supplemental indenture with respect to a series of debt securities, we may exercise a legal defeasance option or a covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (for debt securities denominated in U.S. dollars) or certain foreign government obligations (for debt securities denominated in a currency other than U.S. dollars) for the payment of principal, premium, if any, and interest and any additional amounts with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of the defeasance options, we must comply with certain other conditions, including for debt securities denominated in U.S. dollars the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable U.S. federal income tax law).

The trustee will hold in trust the cash or government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited government obligations to the payment of principal, premium, if any, and interest and any additional amounts with respect to the debt securities of the defeased series.

In the event the we effect covenant defeasance with respect to any debt securities and the debt securities are declared due and payable, amounts deposited with the trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

Mergers, Consolidations and Certain Sales of Assets

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we may not:

•	consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

•	transfer, lease or dispose of all or substantially all of our assets to any other person or entity; unless in the case of both preceding clauses:

•

the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, all of our obligations under the debt securities and the applicable indenture;

•	immediately after giving effect to such transaction, no default or event of default would occur or be continuing; and

•

we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the applicable indenture.

Except for the above restrictions, the indenture does not limit the ability of the Company to enter into any of the following types of transactions:

•	a highly leveraged or similar transaction involving us, our management or any affiliate thereof;

•	a change of control; or

•	a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities.

In addition, subject to the limitations on mergers, consolidations and sales described above, we may enter into transactions in the future, such as the sale of all or substantially all of our assets or the merger or consolidation of us, that would increase the amount of our debt or substantially reduce or eliminate our assets, which may have an adverse effect on our ability to service its debt, including the debt securities.

Governing Law

The indentures and the debt securities will be governed by the laws of the State of New York, except as may be provided as to any series in a supplemental indenture.

Conversion or Exchange Rights

Any debt securities that we may issue pursuant to this prospectus may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement or other offering materials. Such terms may include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Concerning the Trustee

The indentures provide that there may be more than one trustee with respect to one or more series of debt securities but we need not designate more than one trustee. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under an indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal or, premium, if any, interest on and any additional amounts with respect to, and all registration, transfer, exchange authentication and delivery of, the debt securities of a series will be effected with respect to such series at an office designated by us.

The indentures contain limitations on the rights of any trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. If any trustee acquires an interest that conflicts with any duties with respect to the debt securities, such trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the applicable indenture.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

PLAN OF DISTRIBUTION

We may sell common stock, preferred stock, depositary shares, warrants and debt securities:

•	to or through underwriters or dealers or underwriting syndicate represented by one or more managing underwriters;

•	to or through agents;

•	directly to one or more purchasers, including our affiliates;

•	in block trades;

•	if indicated in the prospectus supplement, pursuant to delayed delivery contracts; or

•	through any combination of these methods.

The distribution of common stock, preferred stock, depositary shares, warrants and debt securities may be effected from time to time in one or more transactions either:

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to those market prices; or

•	at negotiated prices.

For each offering of common stock, preferred stock, depositary shares, warrants or debt securities, the prospectus supplement or other offering materials will describe:

•	the plan of distribution;

•	the terms of the offering;

•	the names of any agents, dealers or underwriters;

•	the name or names of any managing underwriter or underwriters;

•	the securities exchanges on which the securities will be listed, if any;

•	the purchase price of the securities;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

If underwriters are used in the sale, they will buy the securities for their own account. The underwriters may then resell from time to time the securities in one or more transactions, including without limitation, negotiated transactions, at a fixed public offering price, at any market price in effect at the time of sale or at a discount from any such market price or otherwise at varying prices determined by the underwriters at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed by the underwriters from time to time.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any public offering price and any discounts or concessions allowed, reallowed, or paid to dealers may be changed from time to time. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize, may be deemed to be underwriting discounts and commissions, under the Securities Act.

In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their account. In addition, to cover over-allotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, shares in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

Some or all of the securities offered through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus. If dealers are used in the sale, securities will be sold to those dealers as principals. The dealers may then resell the securities to the public at any market price or other prices to be determined by the dealers at the time of resale. If agents are used in the sale, unless we inform you otherwise in the prospectus supplement or other applicable offering materials they will use their reasonable best efforts to solicit purchasers for the period of their appointment. If securities are sold directly, no underwriters or agents would be involved. Direct sales may also be made through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to shareholders, if all of the securities are not subscribed for, the unsubscribed securities may be sold directly to third parties or one or more underwriters, dealers, or agents, including standby underwriters, may be engaged to sell the unsubscribed securities to third parties. In the prospectus supplement or other applicable offering materials, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. An offer of securities is not being made in any state that does not permit such an offer.

Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute to payments they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from institutions in which the institution contractually agrees to purchase the securities from us on a future date at a specified price. This type of agreement may be made only with institutions that we specifically approve. These institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these agreements.

Underwriters, dealers or agents may engage in transactions with us and may perform services for us in the ordinary course of business.

Securities may be sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement or other applicable offering materials.

Any dealers or agents that participate in the distribution of such securities may be deemed to be “underwriters” within the meaning of the Securities Act and any commissions received by any of these dealers or agents might be deemed to be underwriting commissions under the Securities Act.

To the extent required, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offering will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

LEGAL MATTERS

Stinson Morrison Hecker LLP, Kansas City, Missouri, will issue an opinion about the validity of the securities. Underwriters, dealers or agents who we identify in a prospectus supplement or other applicable offering materials may have their counsel give an opinion on certain legal matters relating to the securities or the offering.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of UMB Financial Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance with those requirements, we file reports and other information with the SEC. The reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the SEC Electronic Data Gathering Analysis and Retrieval (EDGAR) system.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, covering the securities described in this prospectus. You should be aware that this prospectus does not contain all of the information contained or incorporated by reference in the registration statement and its exhibits and schedules. You may inspect and obtain the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC, as described in the preceding paragraph. Statements contained in this prospectus concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

Registration Fee Under Securities Act of 1933	$		*
Legal Fees and Expenses		*	*
Accounting Fees and Expenses		*	*
Printing and Engraving Expenses		*	*
Trustee Fees (including counsel fees)		*	*
Rating Agency Fees		*	*
Miscellaneous Fees and Expenses		*	*
Total	$	*	*

*	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, we are deferring payment of the registration fee for the securities offered by this prospectus.
**	The applicable prospectus supplement will set forth the estimated amount of expenses in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers.

Liability and Indemnification of Directors and Officers

Missouri Revised Statutes (RSMo) Section 351.355 (2012) provides as follows:

1. A corporation created under the laws of this state may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

3. Except as otherwise provided in the articles of incorporation or the bylaws, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections 1 and 2 of this section, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

4. Any indemnification under subsections 1 and 2 of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this section. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

5. Expenses incurred in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this section.

6. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or bylaws or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7. A corporation created under the laws of this state shall have the power to give any further indemnity, in addition to the indemnity authorized or contemplated under other subsections of this section, including subsection 6, to any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided such further indemnity is either (i) authorized, directed, or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed, or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, and provided further that no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Nothing in this subsection shall be deemed to limit the power of the corporation under subsection 6 of this section to enact bylaws or to enter into agreements without shareholder adoption of the same.

8. The corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section. Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement the corporation may for the benefit of persons indemnified by the corporation create a trust fund, establish any form of self insurance, secure its indemnity obligation by grant of a security interest or other lien on the assets of the corporation, or establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the corporation or with any insurer or other person deemed appropriate by the board of directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or in part by the corporation. In the absence of fraud the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability on any ground regardless of whether directors participating in the approval are beneficiaries of the insurance arrangement.

9. Any provision of this chapter to the contrary notwithstanding, the provisions of this section shall apply to all existing and new domestic corporations, including but not limited to banks, trust companies, insurance companies, building and loan associations, savings bank and safe deposit companies, mortgage loan companies, corporations formed for benevolent, religious, scientific or educational purposes and nonprofit corporations.

10. For the purpose of this section, references to “the corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

11. For purposes of this section, the term “other enterprise” shall include employee benefit plans; the term “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

Article IX, Section 4 of the By-Laws of UMB Financial Corporation provides as follows:

Section 4. Indemnification of Directors and Officers.

1. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation or any of its subsidiaries (a subsidiary is defined as another corporation included in a controlled group of corporations of which the Corporation is a common parent), or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (which shall be deemed to include service in a fiduciary capacity or otherwise with respect to any employee benefit plan of the Corporation or any other corporation) shall, to the maximum extent permitted by applicable law, be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (which shall include any excise taxes assessed against a person with respect to an employee benefit plan) actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or the participants or beneficiaries of any employee benefit plan, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Any employee of the Corporation or its subsidiaries, when acting in a supervisory or managerial capacity, may likewise be indemnified, but such indemnification is not mandatory. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall, to the maximum extent permitted by applicable law, be indemnified against expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. Any employee of the Corporation or its subsidiaries, when acting in a supervisory or managerial capacity, may likewise be indemnified, but such indemnification is not mandatory. However, no indemnification shall be made in respect of any claim, issue or matter as to which any person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that a court determines that, despite the adjudication of liability and in view of all the circumstances of the case, that the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

3. Except as may otherwise be provided in the Corporation’s By-Laws, any person who has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 above, shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

4. Except as provided in Section 5, indemnification of anyone under Sections 1 or 2, unless ordered by a court, shall be made by the Corporation only as authorized in each case upon a determination that it is proper because the director, officer or employee has met the applicable standard of conduct set forth. Such a determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

5. Notwithstanding anything herein to the contrary, no director, officer or employee shall be indemnified against any expenses, penalties or other payments incurred:

a. In an administrative proceeding or action instituted by a bank regulatory agency to the extent that such indemnification would constitute a “prohibited indemnification payment” (as such term is defined under applicable provisions of the Federal Deposit Insurance Act and regulations thereunder, as amended from time to time) except under circumstances specifically permitted by such Act and regulations, or that would otherwise constitute an indemnification payment that is prohibited by applicable provisions of law or regulations, or

b. Unless he or she notifies the Corporation in writing of the threatened, pending or completed action, suit, proceeding or investigation promptly on becoming aware thereof and, before incurring expense of any kind therein or in connection therewith, gives the Corporation or its insurer the opportunity to provide an independent attorney to represent him or her in, and to otherwise counsel him or her in connection with, any such action, suit, proceeding or investigation, or

c. For or with respect to any amount paid to settle a claim asserted or action, suit or proceeding brought or threatened against him or her unless the Corporation’s board of directors (1) approved the amount of such settlement as (A) reasonable and (b) not affecting the institution’s safety and soundness, or (2) could not, by reason of the action, intervention or threat of a court, government agency or instrumentality, act with complete independence and free of circumscription in relation to the subject matter, or

d. For or with respect to any claim made against him or her for an accounting of profits made from the purchase or sale by him or her of securities of the Corporation within the meaning of Section 16b of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any statutory law or common law, or

e. In connection with any action, suit or proceeding (or part thereof) initiated by such person claiming indemnification unless such action, suit or proceeding (or part thereof) initiated by such person was authorized by the board of directors of the Corporation.

6. The right to indemnification of officers and directors shall include the right, to the extent permissible under applicable provisions of law and regulations, to be paid by the Corporation reasonable expenses, including attorney’s fees (but not including any retainers or pre-payments of fees, unless such retainers or pre-payments are approved by the Board), incurred in defending any such action, suit or proceeding, in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such proceeding shall be made only:

a. upon delivery to the Corporation of a written agreement, by or on behalf of such director or officer, in which such director or officer agrees to repay all amounts so advanced if it should be ultimately determined by a court or other tribunal or by the board of directors, that (1) such person is not entitled to be indemnified under this Section or otherwise or (2) that such director or officer is assessed a civil money penalty imposed by a bank regulatory agency, is removed or prohibited from banking or is required under a final order to cease an action or take an affirmative action by a bank regulatory agency, and

b. until such time as the Board of Directors has made a final determination regarding indemnification under paragraph 4 above. If the Board of Directors’ final determination is that indemnification is not proper, then further advancement of expenses, including attorney’s fees, will immediately cease. If however the Board of Directors’ final determination is that indemnification is proper, then indemnification of expenses, including attorney’s fees, will continue.

7. Right of Claimant to Bring Suit.

a. If the claim of an officer or director for indemnification payments due to him/her under the provisions of these By Laws is not paid in full by the Corporation within thirty days after a written claim therefore has been received by the Corporation, the claimant may any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

b. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that the claimant is entitled to indemnification or advancement under the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or advancement, shall be a defense to the action or create a presumption that the claimant is not entitled to indemnification or advancement.

8. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation or any of its subsidiaries or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the By Laws or applicable provisions of law, provided that such insurance shall not provide coverage inconsistent with that permitted by applicable statutes, rules and regulations.

9. The indemnification provided for directors, officers or employees of the Corporation shall not be deemed exclusive of any other rights to which those officers, directors or employees may be entitled under any By-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in his or her official capacity and as to actions in another capacity while holding such office, and shall continue as to any person who has ceased to be a director, officer or employee of the Corporation and shall inure to the benefit of his or her heirs, executors and administrators.

10. The right to be indemnified or to the reimbursement or advancement of expenses of officers and directors pursuant hereto:

a. is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer,

b. is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and,

c. shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

Item 16.	Exhibits.

Exhibit No.	Description

1.1	Form of Underwriting Agreement (for Debt Securities)*

1.2	Form of Underwriting Agreement (for Preferred Stock)*

1.3	Form of Underwriting Agreement (for Common Stock)*

1.4	Form of Underwriting Agreement (for Depositary Shares)*

1.5	Form of Underwriting Agreement (for Warrants)*

4.1	Form of Senior Indenture**

4.2	Form of Subordinated Indenture**

4.3	Form of Senior Debt Security*

4.4	Form of Subordinated Debt Security*

4.6	Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares*

4.7	Form of Preferred Shares Certificate*

4.9	Form of Warrant Agreement, including form of Warrant*

5.1	Opinion of Stinson Morrison Hecker LLP regarding legality**

12.1	Computation of Ratio of Earnings to Fixed Charges**

23.1	Consent of Deloitte & Touche LLP**

23.2	Consent of Stinson Morrison Hecker LLP (included in Exhibit 5.1)**

24.1	Powers of Attorney of certain officers and directors (included on signature pages)**

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture*

25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Subordinated Indenture*

*	To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.
**	Filed herewith.

Item 17.	Undertakings.

a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 % change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424:

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kansas City, State of Missouri, on this 23rd day of April, 2013.

UMB FINANCIAL CORPORATION

/s/ J. Mariner Kemper J. Mariner Kemper Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Michael D. Hagedorn
Michael D. Hagedorn Chief Financial Officer (Principal Financial Officer)

/s/ Brian J. Walker Brian J. Walker Senior Vice President and Controller (Principal Accounting Officer)

POWER OF ATTORNEY

We, the undersigned directors of UMB Financial Corporation, hereby severally constitute and appoint J. Mariner Kemper and Michael D. Hagedorn, and each of them singly, our true and lawful attorneys-in-fact, with full power of substitution and re-substitution, to sign for us and in our names in the capacities indicated below any and all amendments to this Registration Statement on Form S-3, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

Date: April 23, 2013

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons and in the capacities and on the date indicated.

Signature	Title	Signature	Title

/s/ DAVID R. BRADLEY, JR. David R. Bradley, Jr.	Director	/s/ NANCY K. BUESE Nancy K. Buese	Director

/s/ PETER J. DESILVA Peter J. deSilva	Director, President, and Chief Operating Officer	/s/ TERRENCE P. DUNN Terrence P. Dunn	Director

Signature	Title	Signature	Title

/s/ KEVIN C. GALLAGHER Kevin C. Gallagher	Director	/s/ GREGORY M. GRAVES Gregory M. Graves	Director

/s/ ALEXANDER C. KEMPER Alexander C. Kemper	Director	/s/ KRIS A. ROBBINS Kris A. Robbins	Director

/s/ THOMAS D. SANDERS Thomas D. Sanders	Director	/s/ L. JOSHUA SOSLAND L. Joshua Sosland	Director

/s/ PAUL UHLMANN III Paul Uhlmann III	Director	/s/ THOMAS J. WOOD III Thomas J. Wood III	Director

		/s/ J. MARINER KEMPER J. Mariner Kemper Attorney-in-Fact for each director	Director, Chief Executive Officer and Chairman of the Board

Date: April 23, 2013

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement (for Debt Securities)*

1.2	Form of Underwriting Agreement (for Preferred Stock)*

1.3	Form of Underwriting Agreement (for Common Stock)*

1.4	Form of Underwriting Agreement (for Depositary Shares)*

1.5	Form of Underwriting Agreement (for Warrants)*

4.1	Form of Senior Indenture**

4.2	Form of Subordinated Indenture**

4.3	Form of Senior Debt Security*

4.4	Form of Subordinated Debt Security*

4.6	Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares*

4.9	Form of Warrant Agreement, including form of Warrant*

5.1	Opinion of Stinson Morrison Hecker LLP regarding legality**

12.1	Computation of Ratio of Earnings to Fixed Charges**

23.1	Consent of Deloitte & Touche LLP**

23.2	Consent of Stinson Morrison Hecker LLP (included in Exhibit 5.1)**

24.1	Powers of Attorney of certain officers and directors (included on signature pages)**

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture*

25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Subordinated Indenture*

*	To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.
**	Filed herewith.